UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2017

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-210698	26-4822446
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1100 Walnut Street, Suite 2400
Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the Offers and the Consent Solicitations (each as defined below), on April 3, 2017, Jack Cooper Holdings, Corp. (“JCHC”) entered into the following amendments:

•     An Amendment No. 3 (the “MSD Amendment”) to that certain Credit Agreement, dated as of March 31, 2015, as amended, by and among JCHC, certain subsidiaries of JCHC, as guarantors, the lenders party thereto, and MSDC JC Investments, LLC, as agent for the lenders. The MSD Amendment, among other things, adjusted certain provisions, including restrictions on the prepayment of indebtedness, covenants related to payment of junior debt and the definitions relating to EBITDA, Permitted Indebtedness, Permitted Investments and Permitted Liens (each as defined therein), to allow JCHC to enter into the transactions in connection with the Offers and the Consent Solicitations.

•     An Amendment Number Five (the “WFCF Amendment”) to that certain Amended and Restated Credit Agreement, dated as of June 18, 2013, as amended, by and among the lenders identified on the signature pages thereto, Wells Fargo Capital Finance, LLC, as administrative agent for the lenders, JCHC and certain of its subsidiaries, as borrower, and the guarantors identified on the signature pages thereto. The WFCF Amendment, among other things, adjusted certain provisions, including restrictions on the prepayment of indebtedness, covenants related to payment of junior debt and the definitions relating to EBITDA, Permitted Indebtedness, Permitted Investments and Permitted Liens (each as defined therein), to allow JCHC to enter into the transactions in connection with the Offers and the Consent Solicitations.

•     An Amendment No. 1 (the “Solus Amendment”) to that certain Credit Agreement, dated as of October 28, 2016, by and among Wilmington Trust, National Association, as agent, and certain entities affiliated with, or managed by, Solus Alternative Asset Management LP (“Solus”). The Solus Amendment, among other things, adjusted certain provisions, including restrictions on the prepayment of indebtedness, covenants related to payment of junior debt and the definitions relating to EBITDA, Permitted Indebtedness, Permitted Investments and Permitted Liens (each as defined therein), to allow JCHC to enter into the transactions in connection with the Offers and the Consent Solicitations.

Each of the MSD Amendment, the WFCF Amendment and the Solus Amendment are conditioned upon consummation of the Offers and the Consent Solicitations.  The foregoing descriptions of the MSD Amendment, the WFCF Amendment and the Solus Amendment do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the MSD Amendment, the WFCF Amendment and the Solus Amendment, which are filed as Exhibits 10.1, 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

First Quarter Results

Jack Cooper Enterprises, Inc. (“JCEI”), JCHC’s parent company, currently expects its operating revenues, on a consolidated basis, for the first quarter of 2017 to decrease, as compared to the first quarter of 2016, as a result of a reduction in business volumes from some of the Company’s customers, and the timing of transportation and logistics revenues that it expects to realize during 2017. The impact of the anticipated operating revenues decline on JCEI’s net loss and Adjusted EBITDA is expected to be offset by expense reduction measures that JCEI took during 2016 and the first quarter of 2017. Expense reduction measures include the exchange transactions JCEI completed in 2016, which will result in a decrease in interest expense during the first quarter of 2017 as compared to the first quarter of 2016. JCEI expects, on a consolidated basis, both net loss and Adjusted EBITDA to be relatively flat for the first quarter of 2017 as compared to the first quarter of 2016.

JCEI’s estimates for the first quarter of 2017 are preliminary in nature and its actual results may differ from those provided herein due to the completion of its financial closing procedures, review by its independent auditor and other developments that may arise between now and the time the financial results for the first quarter of 2017 are finalized, and those differences may be material.

Tender Offer, Exchange Offer and Consent Solicitations

On April 3, 2017, JCEI and JCHC issued a press release announcing that JCEI has commenced an offer to purchase from Eligible Holders (as defined below) (the “Tender Offer”) any and all of JCEI’s outstanding 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “Existing JCEI Notes”) for cash and a related solicitation of consents (the “JCEI Consent Solicitation”) to amend the Existing JCEI Notes and related indenture, and JCHC has commenced an offer to exchange with Eligible Holders (the “Exchange Offer” and, together with the Tender Offer, the “Offers”) any and all of JCHC’s outstanding 9.25% Senior Secured Notes due 2020 (the “Existing JCHC Notes”) for cash and warrants issued by JCEI to purchase JCEI Class B common stock and a related solicitation of consents (together with the JCEI Consent Solicitation, the “Consent Solicitations”) to amend the Existing JCHC Notes and related indenture and to the release of the collateral securing the Existing JCHC Notes. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities nor a solicitation of consents. The Offers and the Consent Solicitations are being made only pursuant to the Offer to Purchase and Offering Memorandum and the related Consent and Letter of Transmittal. The Offers and the Consent Solicitations being made only persons who (i) certify that they are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) certify that they are not “U.S. person” and are outside of the United States within the meaning of Regulation S under the Securities Act (such persons, “Eligible Holders”) and are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Non-Binding Term Sheet for Proposed Offering of New Secured Notes

In connection with the Offers and the Consent Solicitations, on March 9, 2017, JCHC entered into a nonbinding term sheet related to a proposed private offering of senior secured notes (the “New Secured Notes”) with Solus; however, Solus has not committed to purchase the New Secured Notes, and there can be no assurance that Solus will purchase the New Secured Notes on the terms set forth on the term sheet, or at all. The proceeds from the sale of New Secured Notes would be used to fund the cash portions of the consideration to be paid in the Offers and the Consent Solicitations and to pay fees and expenses incurred by JCEI and JCHC in connection with the Offers, the Consent Solicitations and the sale of the New Secured Notes.

Ratification of New Master Agreement

On March 30, 2017, members of the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (the “Teamsters”) ratified the proposed new Master Agreement. The agreement covers the period September 1, 2015 through May 31, 2021. Within the agreement, active employees and certain laid-off employees would receive a $1,600 back-pay settlement payable within sixty days of the date of ratification. Additionally, the agreement includes defined wage increases, health and welfare and pension plan contribution increases. The new Master Agreement provides the Company with cost certainty and enhances competitiveness for new business and non-automotive freight.

The information included in this report, including the information in the press release attached as Exhibit 99.1, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

10.1       Amendment Number Five to Amended and Restated Credit Agreement, dated October 28, 2016, by and among the lenders identified on the signature pages thereto, Wells Fargo Capital Finance, LLC, as agent for the lenders, Jack Cooper Holdings Corp. and certain of its subsidiaries, as borrowers, and the guarantors identified on the signature pages thereto.

10.2       Amendment No. 3 to the Credit Agreement, dated as of October 28, 2016, by and among Jack Cooper Holdings Corp., as borrower, certain subsidiaries of Jack Cooper Holdings Corp., as guarantors, the lenders party thereto, and MSDC JC Investments, LLC, as agent for the lenders.

10.3       Amendment No. 1 to the Credit Agreement, dated October 28, 2016, by and among Jack Cooper Holdings Corp., as borrower, the lenders signatory thereto, as lenders, and Wilmington Trust, National Association, as agent.

99.1       Press release, dated April 3, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: April 4, 2017	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer